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                                                                     EXHIBIT 5.2





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(PRICEWATERHOUSECOOPERS-LOGO)

________________________________________________________________________________

                                                   PRICEWATERHOUSECOOPERS LLP
                                                   CHARTERED ACCOUNTANTS
                                                   PO Box 82
                                                   Royal Trust Tower, Suite 3000
                                                   Toronto Dominion Centre
                                                   Toronto, Ontario
July 18, 2003                                       Canada M5K 1G8
                                                   Telephone +1 416 863 1133
                                                   Facsimile +1 416 365 8215

Securities and Exchange Commission

We refer to the Short Form Base Shelf Prospectus (the "Prospectus") and Amendment No.1 to Form F-10 registration statement under the Securities Act of 1933 (the "Form F-10") filing of Pan American Silver Corp. (the "Company") dated JULY 18, 2003 relating to the sale and issue of common shares, debt securities or warrants to purchase common shares or debt securities of the Company or any combination thereof up to an aggregate initial offering price of US$100,000,000, during the 25 month period that the Prospectus remains valid.

We consent to the use in the above-mentioned Prospectus and Amendment No.1 to Form F-10 of our report dated September 6, 2002 relating to the following consolidated financial statements of Corner Bay Silver Inc.:

     o    Balance sheets as at June 30, 2002 and 2001; and

     o Statements of operations and deficit and cash flows for each of the years in the three-year period ended June 30, 2002.

We also consent to the reference to our Firm under the heading "Experts" in the Prospectus and Form F-10.

Yours very truly,


/s/ PricewaterhouseCoopers LLP
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Chartered Accounts





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.